UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

MULTI-CORP INTERNATIONAL INC.
Exact name of registrant as specified in its charter

Nevada	000-54252	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

952 N. Western Ave., Los Angeles, CA	90029
(Address of principal executive offices)	(Zip Code)

(888) 744-7090
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2012, Multi-Corp International Inc., (the “Corporation”) entered into two agreements (the “Agreements”) with Quad Energy Corp., a Nevada Corporation (“Quad”) whereby the Corporation will acquire a 100% Working Interest in the 2,800 acre Cave Pool Property in Eddy County, New Mexico and all of the production equipment on the 2,800 acre Cave Pool Propertyincluding all of the pump jacks, storage tanks, batteries and existing inventory of oil on the 37 existing well locations.

The consideration paid for the interests was by way of the issuance of a total of 12,000,000 shares of the common stock of the Corporation at a deemed price of $1.60 per share which was the trading price of the shares on the date of the agreements, with 10,000,000 shares being allocated to the purchase of the working interest and 2,000,000 shares allocated to the purchase of the assets.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Corporation refers to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.

SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 17, 2012, the Corporation issued the 12,000,000 shares referenced above for the acquisition of certain oil and gas assets to Quad Energy Inc.

The foregoing issuances of shares of common stock were exempt from registration pursuant to Rule 506 of Regulation D promulgated by the Securities & Exchange Commission under the Securities Act of 1934. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. No underwriters were used in these transactions and no fees or commission were paid in connection with these transactions. All of the purchasers were “accredited investors” as that term is defined in Regulation D.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

 (d) Exhibits.

Item	Description
10.1	Asset Purchase Agreement to Acquire Oil and Gas Working Interest between the Corporation and Quad Energy Corp. dated December 17, 2012.	Filed herewith
10.2	Asset Purchase Agreement to acquire equipment and oil inventory between the Corporation and Quad Energy Corp. dated December 17, 2012.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MULTI-CORP INTERNATIONAL INC.

Dated: December 19, 2012	By:	/s/ Robert Baker
	Name:	Robert Baker
`	Title:	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer & Director